EXHIBIT 10.2

PLACEMENT AGENT AGREEMENT

Oppenheimer & Co. Inc. 125 Broad Street New York, NY 10014 800-221-5588

Member of All Principal Exchanges

Placement Agent Agreement

February 15, 2005

Oppenheimer & Co. Inc.

125 Broad Street

New York, NY 10004

Dear Sirs:

The undersigned, Senesco Technologies, Inc., a Delaware corporation (the “Company”), hereby agrees (the “Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer” or “Placement Agent”) as follows:

1.  Best Efforts Offering.  The Company hereby engages Oppenheimer to act as its exclusive agent during the term of the offering as outlined herein to sell shares of Common Stock and Warrants (the “Securities”), on a “best efforts” basis (the “Offering”). Oppenheimer intends to market the Offering on the terms as set forth in the Term Sheet attached hereto as Exhibit A.  The Securities shall be offered without registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”) pursuant to the exemption from registration created by Regulation D thereof.

2.  Offering Documentation.  The Company shall, as soon as practicable, prepare offering documentation (the “Offering Documentation”), which shall meet the anti-fraud and other requirements of the federal and state securities laws, be in form and substance reasonably satisfactory to the parties and include the Company’s public documents, an executive summary (including offering terms), investment highlights, risk factors and appropriate updated information.

3.  Compensation.  Oppenheimer will be paid at closing of the Offering a cash commission of 7.0% of the aggregate amount of the proceeds received at closing for the Securities sold.  In addition, Oppenheimer shall receive five year non-callable warrants to purchase such number of shares of the Company’s Common Stock equal to 7.0% of the number of Securities sold hereunder, exercisable at 120% of the Market Price (as defined in the Term Sheet) at closing of the Offering.

Notwithstanding anything to the contrary herein, if, during the term of the Offering hereunder, the Placement Agent contacts an investor who closes on a purchase within twelve months after the close or termination of the Offering any securities of the Company in a private transaction, Oppenheimer shall be entitled to the compensation as outlined in this Paragraph 3.   At closing, Oppenheimer will provide to the Company a list of investors contacted for the purpose of investing in the Offering.

4.  Expenses. Whether or not the Offering is successfully completed, it shall be the Company’s obligation to bear all of its expenses in connection with the proposed Offering.  In addition, the Company shall reimburse Oppenheimer for its reasonable actual out of pocket expenses, including reasonable legal fees and disbursements up to a maximum aggregate amount of $35,000, of which $15,000 is payable to Oppenheimer upon execution of this agreement.  At the closing or termination of the Offering, Oppenheimer will provide the Company with a detailed statement of expenses incurred in connection with the proposed Offering along with documentation for all individual expenses in excess of $500 and a detailed billing statement for legal fees and disbursements, at which time the Company will reimburse Oppenheimer for the difference between actual expenses incurred, not to exceed $35,000, and the $15,000 previously paid to Oppenheimer.  In the event that expenses are less than $15,000,

Oppenheimer shall reimburse the Company for the difference between actual expenses incurred and the $15,000 previously paid to Oppenheimer.

5.  Further Representations and Agreements of the Company.  The Company further represents and agrees that (i) it is authorized to enter into this Agreement and to carry out the Offering contemplated hereunder and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, (ii) the Company shall not issue any additional shares (other than shares pursuant to the exercise of warrants), options (other than pursuant to its existing stock option plan or successor plan covering no more securities than the existing plan) or warrants during the term of the Offering, (iii) the Company will, during the course of the Offering, provide Oppenheimer with all information and copies of documentation with respect to the Company’s business, financial condition and other matters as Oppenheimer may reasonably deem relevant, including copies of all documents sent to stockholders or filed with any federal authorities, and will make reasonably available to Oppenheimer, its auditors, counsel, and officers and directors to discuss with Oppenheimer any aspect of the Company or its business which Oppenheimer may reasonably deem relevant, (iv)  all executive officers and directors shall enter into a lock up agreement with Oppenheimer, in the form reasonable acceptable to all parties, in which they will agree not to sell any shares held by them under Rule 144 or otherwise for a period from the date hereof until the later of (y) six (6) months from the closing hereunder or (z) 90 days following the effective date of a Registration Statement (as defined below) in which the Securities are included, (v) the Company agrees that for a period of 90 days after the effectiveness of the Registration Statement, it shall not issue or sell any equity linked securities of the Company, unless the issuance or sale is related to a strategic transaction or an employee, consultant, supplier, lender, lessor or option grant or issuance (vi) the Company shall use its best efforts to file with the SEC an S-3 registration statement (the “Registration Statement”) for the Securities within 30 days of the Closing Date (defined as the date the Offering is priced and agreed to by investors) and the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective within 90 days of the Closing Date; if the Company does not file the Registration Statement within 30 days of the Closing Date or respond in writing to comments received from the Securities and Exchange Commission (the “SEC”) within 10 business days following receipt thereof, the Company shall pay the investors a cash penalty on a monthly basis of 1.5% for as long as the Registration Statement is not filed or comments from the SEC are not responded to in writing within 10 business days, and (vii) the Company will deliver at each closing of the Offering (a) a certificate of each of the Company’s CEO and CFO to the effect that the Offering Documentation meets the requirements hereof and does not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading  and all necessary corporate approvals have been obtained to enable the Company to deliver the Securities in accordance with the terms of the Offering and (b) an opinion of counsel for the Company in customary form.

6.  Indemnification. – See Exhibit B attached hereto.

7.  No-Shop Provision.  Until the Offering contemplated hereby is closed or terminated, the Company agrees that it will not negotiate with any other person relating to a possible public or private offering or placement of the Company’s securities.  In addition, if during the Offering period the Company engages in discussions to be acquired, merge, sell all or substantially all of its assets or otherwise effect a corporate reorganization with any other entity and as a result the Offering is terminated, Oppenheimer shall be engaged as the Company’s financial advisor on terms that are reasonable and customary for the size and nature of such a transaction.

8.  Termination.  The Company shall have the right to terminate the Offering in the event it is not completed within 30 days from the date of the Offering Documentation.  The Company and Oppenheimer may terminate or extend the Agreement at any time by mutual written consent.

9.  Competing Claims. The Company acknowledges and agrees that no entity has any claims or is entitled to any payments for services in the nature of a finder’s fee or any other arrangements, agreements, payments or understandings pursuant to this Offering.

10. Miscellaneous.

(a)  Governing Law.  This Agreement and the transactions contemplated hereby shall be governed in all respects by the laws of the State of New York, without giving effect to its conflict of laws principles.

(b)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(c)  Notices.  Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall either be (i) mailed by certified first class mail, postage prepaid, addressed (a) if to Oppenheimer, at the address set forth at the head of this Agreement, Attention: Kee Colen, Senior Vice President; and (b) if to the Company, at Senesco Technologies, Inc., Attention: Bruce C. Galton, President and CEO; or (ii) delivered personally or by express courier.  The notice shall be deemed given, if sent by mail, on the third day after deposit in a United States post office receptacle, or if delivered personally or by express courier, then upon receipt.

(d)  Dispute.  In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or the transactions contemplated by this Agreement, the prevailing party, or parties, shall be paid its reasonable attorney’s fees and expenses arising from such action, suit or proceeding by the other party.

If the foregoing correctly sets forth the understanding between Oppenheimer and the Company, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

Senesco Technologies, Inc.

		By:	/s/ Bruce C. Galton
Bruce C. Galton
President and CEO

Confirmed and agreed to:

Oppenheimer & Co. Inc.

By:	/s/ Kee Colen
Kee Colen
Senior Vice President

Date:	March 3, 2005